CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 145 to the Registration Statement (Form N-1A, No. 033-00507) of Transamerica Series Trust and to the incorporation by reference of our reports dated February 23, 2017 on Transamerica AB Dynamic Allocation VP, Transamerica Aegon High Yield Bond VP, Transamerica Aegon Government Money Market VP, Transamerica Aegon U.S. Government Securities VP, Transamerica American Funds Managed Risk VP, Transamerica Asset Allocation – Conservative VP, Transamerica Asset Allocation – Growth VP, Transamerica Asset Allocation – Moderate Growth VP, Transamerica Asset Allocation – Moderate VP, Transamerica Barrow Hanley Dividend Focused VP, Transamerica BlackRock Equity Smart Beta 100 VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, Transamerica BlackRock Global Allocation Managed Risk – Growth VP, Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Smart Beta 50 VP, Transamerica BlackRock Smart Beta 75 VP, Transamerica BlackRock Tactical Allocation VP, Transamerica Clarion Global Real Estate Securities VP, Transamerica International Moderate Growth VP, Transamerica Janus Balanced VP, Transamerica Jennison Growth VP, Transamerica JPMorgan Core Bond VP, Transamerica JPMorgan Enhanced Index VP, Transamerica JPMorgan Mid Cap Value VP, Transamerica JPMorgan Tactical Allocation VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Managed Risk – Balanced ETF VP, Transamerica Managed Risk – Conservative ETF VP, Transamerica Managed Risk – Growth ETF VP, Transamerica Market Participation Strategy VP, Transamerica MFS International Equity VP, Transamerica Morgan Stanley Capital Growth VP, Transamerica Janus Mid-Cap Growth VP, Transamerica Multi-Managed Balanced VP, Transamerica Multi-Manager Alternative Strategies VP, Transamerica PIMCO Tactical – Balanced VP, Transamerica PIMCO Tactical – Conservative VP, Transamerica PIMCO Tactical – Growth VP, Transamerica PIMCO Total Return VP, Transamerica PineBridge Inflation Opportunities VP, Transamerica ProFund UltraBear VP, Transamerica QS Investors Active Asset Allocation – Conservative VP, Transamerica QS Investors Active Asset Allocation – Moderate Growth VP, Transamerica QS Investors Active Asset Allocation – Moderate VP, Transamerica Small/Mid Cap Value VP, Transamerica T. Rowe Price Small Cap VP, Transamerica Torray Concentrated Growth VP, Transamerica TS&W International Equity VP, Transamerica WMC US Growth VP, and Transamerica WMC US Growth II VP, included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

January 11, 2018